UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2017

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

As previously announced, the Board of Directors (the “Board”) of Cree, Inc. (the “Company”) approved the appointment of Gregg A. Lowe, 55, as President and Chief Executive Officer (“CEO”) of the Company and a member of the Board, effective September 27, 2017 (the “Start Date”).

Mr. Lowe served as President and Chief Executive Officer of Freescale Semiconductor and a member of its board of directors from June 2012 until December 2015. From April 2006 to June 2012, Mr. Lowe served as Senior Vice President of Analog at Texas Instruments. Mr. Lowe began his career with Texas Instruments in 1984 and held a variety of management positions with increasing responsibility in Texas Instruments’ sales and business units. Mr. Lowe also serves on the board of directors of Silicon Laboratories Inc., the Rock & Roll Hall of Fame in Cleveland, Ohio, and the Baylor Health Care System Foundation. Mr. Lowe holds a B.S. in electrical engineering from Rose-Hulman Institute of Technology in Terre Haute, Indiana, and graduated from the Stanford Executive Program at Stanford University.

Mr. Lowe succeeded Charles M. Swoboda as President and CEO of the Company. As previously reported, Mr. Swoboda entered into a Severance, General Release and Consulting Agreement addressing the terms of his termination of employment with the Company and subsequent consulting arrangement following a transition period during which the Company searched for a new President and CEO. Consistent with this agreement, Mr. Swoboda notified the Company of his resignation as President, CEO and Chairman of the Board, effective September 27, 2017. Mr. Swoboda also informed the Board of his resignation from the Board and as an employee of the Company effective as of the time the Company’s 2017 Annual Meeting of Shareholders (the “Annual Meeting”) is called to order and the withdrawal of his name from nomination for re-election at the Annual Meeting. Mr. Swoboda will continue to serve as a member of the Board and an employee of the Company until such time.

In connection with Mr. Lowe’s appointment as a director of the Company, the Board approved an increase to the number of directors constituting the Board from eight to nine in accordance with the Company’s Bylaws, as amended. The Board also elected Robert A. Ingram, a member of the Board since December 2008 and Lead Independent Director since October 2011, to succeed Mr. Swoboda as Chairman of the Board, effective September 27, 2017.

Description of Compensation Arrangements with President and CEO

Base Salary, Cash Incentive Compensation, and Other Benefits

Mr. Lowe will receive an annual base salary of $825,000.

Mr. Lowe will also be eligible to participate in the Company’s annual performance-based cash incentive compensation program under the Company’s 2013 Long Term Incentive Compensation Plan, as amended (the “LTIP”), with a target award of 140% of his annual base salary. Participation will begin on the Start Date, based upon annual goals to be established by the Compensation Committee of the Board (the “Compensation Committee”) from time to time. The actual earned incentive, if any, payable to Mr. Lowe for any fiscal period of the Company, will depend upon the extent to which the applicable performance goal(s) are achieved. For fiscal 2018, Mr. Lowe received an annual incentive award, pursuant to a grant of performance units under the LTIP, which performance units entitle Mr. Lowe to be paid an amount in cash to be determined by multiplying his base salary, his target award level (140%), and a performance measurement (specified as a percentage between 0% and 200%) derived by comparing the Company’s fiscal 2018 financial performance against pre-established revenue and non-GAAP operating income targets; provided, however, that achievement of the annual goals for fiscal 2018 will be guaranteed to be at least at target, pro-rated based on the number of days he is employed during the fiscal year, so long as Mr. Lowe presents strategic and organizational plans to the Board prior to the end of fiscal 2018. The performance units awarded to Mr. Lowe were granted pursuant to the terms of a Notice of Grant dated September 27, 2017 and a Master Performance Unit Award Agreement with Mr. Lowe (the Form of Master Performance Unit Award Agreement has been previously filed). The foregoing description of the grant of performance units is subject to and qualified in its entirety by the Notice of Grant included as Exhibit 10.2 to this report and the previously filed Form of Master Performance Unit Award Agreement, each of which is incorporated herein by reference.

Mr. Lowe is also entitled to participate in certain benefit plans of the Company as well as to be reimbursed for certain reasonable travel, entertainment, and other expenses in connection with his services to the Company.

In connection with his appointment, Mr. Lowe will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 25, 2010, as filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2010, and is incorporated herein by reference.

Long-Term Incentive

The Company awarded Mr. Lowe a sign-on equity grant (the “Sign-On Grant”) with a value of $5,000,000, divided equally in performance stock units (“PSUs”) and restricted stock units (“RSUs”), in connection with his appointment. The number of shares underlying the award is equal to the value ($5,000,000) divided by the 30 trading day average price through September 22, 2017 (the “ASP”). The terms of the PSUs are based on the factors specified below and will vest three years after the date of grant, with the payout determined as described below. The RSUs will vest equally over four years.

The actual number of shares earned under the PSUs at the end of the three years will be the number of PSUs awarded times the “Payout Factor” that is described below. The performance thresholds for the PSUs will be based on the Company’s Relative Total Shareholder Return (“RTSR”) compared to a peer group of companies listed on the NASDAQ Composite Index filtered by the Semiconductor, Semiconductor Equipment, and Electronics Equipment, Instruments and Components Sectors (the “Peer Group”) over the period beginning on September 22, 2017 and ending immediately prior to the vesting date (the “Measurement Period”). The starting value for the calculation of the Payout Factor will be the ASP described above and the ending value for the calculation will be the average Company share price for the 30 trading days prior to the end of the Measurement Period. The RTSR of the Company will then be compared to the Peer Group over the three-year period and separated into quartiles for determining the Payout Factor as follows: (i) if the Company ends in the first (top) performing quartile, the Payout Factor is 1.5, (ii) if the Company ends in the second quartile, the Payout Factor is 1.0, (iii) if the Company ends in the third quartile, the Payout Factor is 0.5, and (iv) if the Company ends in the fourth (worst) performing quartile, the Payout Factor is 0.

Mr. Lowe also was awarded an additional equity grant with a value of $5,000,000, again divided equally in PSUs and RSUs, for fiscal 2018 (the “Fiscal 2018 Grant”). The number of shares underlying the award is equal to the value ($5,000,000) divided by the ASP. The terms of the PSUs for the Fiscal 2018 Grant are based on the same factors specified above for the Sign-On Grant and will vest three years after the date of grant, with the payout determined as described above for the Sign-On Grant. The RSUs will vest equally over four years.

The PSUs and the RSUs awarded to Mr. Lowe pursuant to the Sign-On Grant and the Fiscal 2018 Grant will become fully vested in the case of death or disability; however, the PSUs will not pay out until the end of the applicable three-year period and the payout at that time will be determined as described above.

The foregoing description of the grant of PSUs and RSUs is subject to and qualified in its entirety by the form of PSU included as Exhibit 10.3 to this report and the previously filed form of RSU, each of which is incorporated herein by reference.

Change in Control

The Company entered into a Change in Control Agreement with Mr. Lowe in connection with his appointment (the “Change in Control Agreement”).

Mr. Lowe will be an at-will employee, meaning that he can be terminated at any time with or without cause upon written notice by the Company. In connection with any termination of Mr. Lowe’s employment, he will be entitled to all payments and benefits that he would be entitled to as an employee of the Company in the absence of the Change in Control Agreement. In addition, he may be entitled to severance benefits if his employment is terminated in connection with a change in control, which means, for purposes of the Change in Control Agreement, such termination occurs either within (i) the period of time between the commencement of a tender offer or the Company and another party entering into a written agreement that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control, or (ii) 24 months following a change in control.

If, during the term of the Change in Control Agreement, Mr. Lowe’s employment is terminated by the Company without cause (but not as a result of his death or long-term disability or in connection with a sale of assets constituting a change in control in which the successor employs Mr. Lowe and assumes the Company’s obligations under the Change in Control Agreement), or by Mr. Lowe for good reason, and the termination is in connection with a change in control, then he will receive (i) continued payment of his base salary for 24 months, (ii) a lump sum payment equal to two times his target annual incentive award for the fiscal year in which the termination occurs, and a lump sum payment equal to his target annual incentive award for the fiscal year in which the termination occurs, prorated to the date of termination, (iii) a lump sum payment equal to 24 multiplied by the COBRA premium in effect for the type of medical, dental, and vision coverage then in effect for Mr. Lowe, (iv) full accelerated vesting with respect to Mr. Lowe’s then outstanding, unvested time-vested restricted stock and other equity awards that vest solely based on the passage of time, (v) full accelerated vesting with respect to Mr. Lowe’s then outstanding, unvested performance based restricted stock units, with all performance objectives deemed to have been satisfied at the target level (target being a Payout Factor of 1), and (vi) subject to execution by Mr. Lowe of an additional release of claims, reimbursement by the Company for any loss incurred in the sale of Mr. Lowe’s primary North Carolina residence, calculated in accordance with the Loss on Sale Severance Benefit (as defined below).

“Change in control” under the Change in Control Agreement generally means any of the following events: (i) any person or group of persons becomes the beneficial owner of 50% or more of the Company’s outstanding common stock or the combined voting power of the Company’s securities entitled to vote generally in the election of directors; (ii) a sale or other disposition of all or substantially all of the Company’s assets; (iii) shareholder approval of a definitive agreement or plan to liquidate the Company; (iv) a merger or consolidation of the Company with and into another entity, unless immediately following such transaction (a) more than 50% of the members of the governing body of the surviving entity were incumbent directors at the time of execution of the initial agreement providing for such transaction; (b) no person or group of persons is the beneficial owner, directly or indirectly, of 50% or more of the equity interests of the surviving entity or the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body; and (c) more than 50% of the equity interests of the surviving entity and the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the shares of common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction; or (v) a change in the majority of the incumbent directors of the Board during a consecutive 24 month period during Mr. Lowe’s employment term, excluding such changes resulting from directors who are elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors qualifying as incumbent directors.

In the event amounts payable under the Change in Control Agreement or otherwise are contingent on a change in control for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and it is determined that any payment or benefit made or provided to Mr. Lowe would be subject to the excise tax imposed by Section 4999 of the Code, the payments to Mr. Lowe under the Change in Control Agreement will either be (i) paid in full or (ii) reduced to an amount that would not trigger the Section 280G-related excise tax, whichever results in him receiving the greatest after tax payment.

The Change in Control Agreement also provides that, if Mr. Lowe becomes generally disabled and his employment is terminated before he becomes eligible for benefits under the Company’s long-term disability program or if he elects to resign for good reason because the Company does not restore him to his prior position and level of authority after he ceases to be generally disabled, in each case in connection with a change in control, he will be entitled to severance benefits under the Change in Control Agreement.

As a condition to the receipt of the severance benefits described in the prior paragraphs, Mr. Lowe must (i) sign and not revoke a release of claims, (ii) refrain from disparaging the Company, its directors, or its officers for 24 months after termination, and (iii) continue to comply with the terms of the standard form of employee agreement regarding confidential information, intellectual property and noncompetition between Mr. Lowe and the Company (the “Confidential Information Agreement”), as amended by the Change in Control Agreement. Under the noncompetition provisions of the Confidential Information Agreement and subject to certain limited exceptions, an employee is restricted while employed by the Company and for a period of time following the termination of his or her employment from (i) performing services for any competing business, whether as an employee, officer, director, consultant, agent, contractor or in any other capacity, (ii) being the beneficial owner of an equity interest in any competing business, (iii) requesting any present or future customers or suppliers of the Company to curtail or cancel business with the Company, or (iv) inducing or attempting to influence any employee of the Company to terminate his or her employment with the Company. Pursuant to the Change in Control Agreement, the period during which such restrictions apply will be (x) 24 months following Mr. Lowe’s termination in the event that he is entitled to severance payments under the Change in Control Agreement as described above or (y) 18 months in the event that Mr. Lowe is entitled to severance payments under the Severance Plan (as defined below); otherwise, the post-separation restrictive period shall be one year as set forth in the Confidential Information Agreement. Competing business includes any entity that is conducting research directed to, developing, manufacturing, marketing, distributing, or selling any product, service or technology that is competitive with any product, service or technology that the Company is developing, manufacturing, marketing, distributing, selling or conducting research directed to, at the time or during the period specified in the Confidential Information Agreement.

In the event of a dispute relating to the Change in Control Agreement arising during the term of Mr. Lowe’s employment or within three years following termination of the Change in Control Agreement, the Company will reimburse Mr. Lowe for the fees and expenses he incurs in connection with the dispute on a quarterly basis. In the event Mr. Lowe does not prevail on at least one material issue or if an arbitrator determines that Mr. Lowe’s legal positions were frivolous or without legal foundation, (i) Mr. Lowe will repay the Company amounts previously reimbursed, and (ii) Mr. Lowe will reimburse the Company for its fees and expenses.

In the event that Mr. Lowe’s employment is terminated on or before October 31, 2019, under circumstances making him eligible for severance benefits under the Severance Plan, then the Company will promptly reimburse Mr. Lowe for any loss incurred in the sale of his North Carolina residence following his separation in an amount equal to the greater of (x) the fair market value of such residence as determined by the Company’s third party relocation service, or (y) the purchase price of such residence and the documented cost of any capital improvements made to the such residence made by Mr. Lowe, over (z) the net sale price received by him (“Loss on Sale Severance Benefits”).

The Company will reimburse Mr. Lowe for his reasonable attorneys’ fees incurred in connection with the preparation and negotiation of the Change in Control Agreement, up to a maximum of $30,000.

Severance Plan

As an officer who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, Mr. Lowe also will be covered by the Company’s Severance Plan for Section 16 Officers (the “Severance Plan”). In the event of termination of Mr. Lowe’s employment without cause or his resignation for good reason, to the extent Mr. Lowe is not entitled to severance payments under the Change in Control Agreement as described above, then he will be entitled to 18 months’ continuation of base salary and a lump sum payment equal to 18 months of COBRA premiums under the Severance Plan. The Severance Plan also provides that Mr. Lowe will be entitled to receive an amount equal to 1.5 times the annual payout at target under any performance unit awards in effect as of his termination date, even though he is no longer employed on the date of payment.

The Severance Plan also provides that, if Mr. Lowe becomes generally disabled and his employment is terminated before he becomes eligible for benefits under the Company’s long-term disability program or if he elects to resign for good reason because the Company does not restore him to his prior position and level of authority after he returns from long-term disability leave, he will be entitled to severance benefits under the Severance Plan. Severance benefits under the Severance Plan are subject to applicable tax withholdings and statutorily imposed payment terms and require Mr. Lowe to sign a release of claims.

The Severance Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 28, 2013, as filed with the SEC on October 31, 2013, and is incorporated by reference herein.

Relocation

The Company will provide Mr. Lowe a sum relocation allotment in the amount of $50,000 per quarter (at the beginning of each fiscal quarter) for the first four quarters of employment, grossed up for income and withholding taxes based on the marginal tax rate applicable to compensation disbursed at the time of payment. This allotment is to contribute to all transitional relocation expenses including but not limited to current housing lease coverage, housing rental, storage expenses, and personal travel expenses. The Company will also cover the reasonable costs of necessary house-hunting trip(s), with prior approval by the Company’s Senior Vice President of Human Resources. The Company will pay for the reasonable and customary expenses of moving Mr. Lowe’s household belongings. Mr. Lowe will be responsible for reimbursing the Company for the relocation amounts paid to him if he resigns voluntarily or the Company terminates his employment for cause before his second anniversary of employment.

The foregoing description of the Change in Control Agreement, is not meant to be complete and is qualified in its entirety by reference to the Change in Control Agreement, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit
10.1	Change in Control Agreement for Chief Executive Officer, dated September 22, 2017, between Cree, Inc. and Gregg A. Lowe
10.2	Notice of Grant to Gregg A. Lowe, dated September 27, 2017
10.3	Form of Stock Unit Award Agreement (Performance-Based) for Gregg A. Lowe

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: September 28, 2017